CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference included in this Registration Statement (Post-Effective Amendment No. 8 to Securities Act Registration No. 333-173306 and Post-Effective Amendment No. 13 to Investment Company Act Registration No 811-22545) of our report dated November 26, 2013 relating to the September 30, 2013 financial statements of Centre American Select Equity Fund (formerly Drexel Hamilton Centre American Equity Fund), Centre Global Select Equity Fund (formerly Drexel Hamilton Centre Global Equity Fund) and Centre Multi-Asset Real Return Fund (formerly Drexel Hamilton Multi-Asset Real Return Fund), each a series of Centre Funds (formerly Drexel Hamilton Mutual Funds), and to the reference to our Firm under the captions “Financial Highlights” in such Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ Rothstein Kass

Rothstein Kass

Walnut Creek, California

January 17, 2014